EXHIBIT A

MILESTONE PAYMENTS SCHEDULE

MILESTONE EVENT	PAYMENT
SIGN OF THE LETTER OF INTENT	$ 250,000*
FINALIZE LEASE AGREEMENT OF THE COMPANY NEW CORPORATE FACILITIES, COMPLETE RELOCATION AND ORGANIZATION OF COMPANY ADMINISTRATIVE OFFICES TO A FULLY OPERATIONAL LEVEL, COMPLETE COMPANY FINANCIAL STATEMENT FOR THE 3RD QUARTER OF 2016 AND FILE IT WITH THE SECURITIES AND EXCHANGE COMMISSION	$ 300,000
COMPANY REGAINS FULL COMPLIANCE WITH SEC FINANCIAL REQUIREMENTS	$ 1,200,000
DESIGN ASSEMBLY AND VALIDATION OF ADVANCED ROBOTIC SYSTEM	$ 1,500,000
ENTER INTO AGREMENT WITH GOVERNMENT ORGANIZATION OR PRIVATE COMPANY	$ 1,750,000**

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